                                                                    EXHIBIT 99.3
                                                                    ------------

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of December 28, 1996 and January 3, 1998 and for the period from inception (September 18, 1996) to December 28, 1996 and for the year ended January 3, 1998 included in this registration statement and have issued our report thereon dated June 10, 1998. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



Arthur Andersen LLP

Salt Lake City, Utah
June 10, 1998

             MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                               BALANCE AT
                                               BEGINNING                                                   BALANCE AT
              DESCRIPTION                      OF PERIOD            ADDITIONS          DEDUCTIONS         END OF PERIOD
-----------------------------------------    -------------       --------------      --------------      ---------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Period from Inception (September 18,
    1996) through December 28,                 $  269,000            119,000                    -          $  388,000
      1996...............................

  Year Ended January 3, 1998.............         388,000            481,000              255,000             614,000

  Period from January 3, 1998 through
    July 4, 1998.........................         614,000            145,000              176,000             583,000

STORE CLOSURE RESERVE:
  Period from Inception (September 18,
    1996) through December 28, 1996......       5,060,000                  -              305,000           4,755,000

  Year Ended January 3, 1998.............       4,755,000          3,257,000            2,546,000           5.466,000

  Period from January 3, 1998 through
    July 4, 1998.........................       5,466,000                  -            1,157,000           4,309,000